Exhibit 99

FSI International 3455 Lyman Boulevard Chaska, Minnesota USA 55318-3052	NEWS

For additional information contact:            Benno Sand-Investor and Financial Media 952.448.8936

FOR IMMEDIATE RELEASE

FSI International, Inc. Announces Third Quarter and First Nine Months Fiscal 2011 Financial Results

MINNEAPOLIS (June 21, 2011)—FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for the third quarter of fiscal 2011 and for the first nine months ended May 28, 2011.

Fiscal 2011 Third Quarter and First Nine Months

Sales for the third quarter of fiscal 2011 were $25.6 million, compared to $28.7 million for the same period in fiscal 2010. The company’s net income for the third quarter of fiscal 2011 was $4.1 million, or $0.10 per share (diluted), compared to net income of $5.9 million, or $0.18 per share, for the third quarter of fiscal 2010. Third quarter fiscal 2011 financial results included $274,000 of non-cash stock-based compensation charges, compared to $144,000 in the prior year comparable period.

Sales for the first nine months of fiscal 2011 were $67.2 million, compared to $62.2 million for the same period of fiscal 2010. The company’s net income for the first nine months of fiscal 2011 was $6.5 million, or $0.17 per share, as compared to net income of $6.4 million, or $0.20 per share for the first nine months of fiscal 2010. The financial results for the first nine months of fiscal 2011 included $0.7 million of non-cash stock-based compensation charges, compared to $1.3 million in the prior year comparable period.

Balance Sheet

As of the end of the fiscal 2011 third quarter, the company had approximately $113.2 million in assets, including $29.5 million in cash, restricted cash, cash equivalents and long-term marketable securities. The company had a current ratio of 4.4 to 1.0 and a book value of $2.35 per share at the end of the fiscal 2011 third quarter.

Outlook

Based on the backlog and deferred revenue levels at the end of the third quarter and expected additional fourth quarter orders, the company expects fourth quarter fiscal 2011 revenues to be between $25 and 30 million, as compared to $26 million in the third quarter of fiscal 2011.*

Based upon the anticipated gross profit margin and the operating expense run rate, the company expects net income of $2.5 to $3.5 million for the fourth quarter of fiscal 2011.* The company expects to use cash in operating activities in the fourth quarter, primarily based upon the expected timing of fourth quarter shipments.*

Conference Call Details

FSI investors have the opportunity to listen to management’s discussion of its third quarter financial results on a conference call at 3:30 p.m. CT today. In addition, the company will discuss third quarter accomplishments and review expected fourth quarter financial performance guidance. The company invites all those interested to join the conference by calling 888.982.7296 and entering access code 4488646. For those who cannot listen to the live broadcast, a replay will be available shortly after the conference by calling 866.434.5262.

About FSI

FSI International, Inc. is a global supplier of surface conditioning equipment, technology and support services for microelectronics manufacturing. Using the company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray, vapor and cryogenic aerosol technologies, customers are able to achieve their process performance flexibility and productivity goals. The company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment. For more information, visit FSI’s website at http://www.fsi-intl.com, or call Benno Sand, 952.448.8936.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains certain “forward-looking” statements (*), including, but not limited to expected additional fourth quarter orders, expected revenues, expected financial results, expected cash usage and other expected financial performance for the fourth quarter of fiscal 2011. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to, changes in industry conditions; order delays or cancellations; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the company’s successful execution of internal performance plans; the cyclical nature of the company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the level of new orders; the timing and success of current and future product and process development programs; the success of the company’s direct distribution organization; legal proceedings; the potential impairment of long-lived assets; and the potential adverse financial impacts resulting from declines in the fair value and liquidity of investments the company presently holds; the impact of natural disasters on parts supply and demand for products; as well as other factors listed herein or from time to time in the company’s SEC reports, including our latest 10-K annual report and 10-Q quarterly reports. The company assumes no duty to update the information in this press release.

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FSI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Third Quarter Ended		Nine Months Ended
	May 28, 2011	May 29, 2010	May 28, 2011	May 29, 2010
Sales	$25,598	$28,653	$67,231	$62,195
Cost of goods	13,731	14,930	37,144	33,863

Gross margin	11,867	13,723	30,087	28,332
Selling, general and administrative expenses	4,675	4,716	14,303	12,777
Research and development expenses	3,155	3,398	9,327	9,417

Operating income	4,037	5,609	6,457	6,138
Interest and other income, net	80	345	71	381

Income before income taxes	4,117	5,954	6,528	6,519
Income tax expense (benefit)	6	90	(1)	100

Net income	$4,111	$5,864	$6,529	$6,419

Income per share – basic	$0.11	$0.18	$0.17	$0.20

Income per share – diluted	$0.10	$0.18	$0.17	$0.20

Weighted average common shares
Basic	38,714	32,160	38,631	31,905
Diluted	39,248	32,606	39,079	32,211

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FSI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	May 28, 2011	Aug. 28, 2010
Assets

Current assets
Cash, restricted cash and cash equivalents	$27,563	$34,687
Receivables, net	17,749	18,935
Inventories, net	45,667	26,145
Other current assets	4,519	3,673

Total current assets	95,498	83,440

Property, plant and equipment, net	13,618	13,204

Long-term marketable securities	1,907	3,612
Investment	460	460
Other assets	1,669	1,582

Total assets	$113,152	$102,298

Liabilities and Stockholders’ Equity

Current liabilities
Trade accounts payable	$10,243	$8,396
Deferred profit*	4,073	2,669
Customer deposits	342	—
Accrued expenses	6,864	8,020

Total current liabilities	21,522	19,085

Long-term liabilities	446	410

Total stockholders’ equity	91,184	82,803

Total liabilities and stockholders’ equity	$113,152	$102,298

*	Deferred profit reflects deferred revenue less manufacturing and other related costs.

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FSI INTERNATIONAL, INC. AND SUBSIDIARIES

MISCELLANEOUS FINANCIAL INFORMATION

(in thousands, except percentages, per share and total employee data)

(unaudited)

	Nine Months Ended
	May 28, 2011	May 29, 2010
Sales by Area

United States	43%	44%
International	57%	56%

Cash Flow Statement

Capital expenditures	$2,012	$541
Depreciation	1,582	1,961

	As of
	May 28, 2011	May 29, 2010
Miscellaneous Data

Total employees, including contract	347	286
Book value per share	$2.35	$1.81
Shares outstanding	38,742	32,243

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